GREATER ATLANTIC FINANCIAL CORP.

         10700 Parkridge Boulevard - Suite P50 - Reston, Virginia 20191
                      (703) 391-1300 - Fax: (703) 391-1506

                        GREATER ATLANTIC FINANCIAL CORP.
                    ANNOUNCES SHAREHOLDER APPROVAL OF MERGER
                        WITH SUMMIT FINANCIAL GROUP, INC.

Reston, Virginia; September 5, 2008. Greater Atlantic Financial Corp. ("Greater Atlantic") (Pink Sheets: "GAFC.PK") announced today that its shareholders overwhelmingly approved the terms and conditions of the proposed merger of Greater Atlantic with and into Summit Financial Group, Inc. ("Summit") (NASDAQ:
"SMMF") at the special meeting of shareholders held on September 4, 2008. The completion of the proposed merger is subject to the receipt of regulatory approval and other conditions.

Greater Atlantic Financial Corp. is the holding company for Greater Atlantic Bank, a federally-chartered savings bank. We offer traditional banking services to customers through our bank branches located throughout the greater Washington, DC metropolitan area. Greater Atlantic Financial Corp. had approximately $219 million in assets at June 30, 2008.


CONTACT:
Carroll E. Amos
President & CEO
GREATER ATLANTIC FINANCIAL CORP.
(703) 391-1300
www.gab.com